STATE VARIATIONS TO ANNUITY CONTRACT PROVISIONS

State Variations to the Free Look Provision on the Front Cover

The following provisions replace the existing free look provision located on the front cover:

20 DAY RETURN OF VALUE - NO REPLACEMENT

NOTICE OF 20 DAY RIGHT TO CANCEL

READ THIS CERTIFICATE CAREFULLY. Within 20 days after You receive this certificate, You may cancel it for any reason. The certificate must be delivered or mailed with a written request to Your AAL district representative or AAL's service center. Within 7 days after AAL receives Your request for cancellation, AAL will refund the free look value of this certificate. Any annuity payments made will be deducted from this refund. If returned, this certificate will be void from the beginning.


10 DAY RETURN OF PREMIUM - NO REPLACEMENT

NOTICE OF 10 DAY RIGHT TO CANCEL

READ THIS CERTIFICATE CAREFULLY. Within 10 days after You receive this certificate, You may cancel it for any reason. The certificate must be delivered or mailed with a written request to Your AAL district representative or AAL's service center. Within 7 days after AAL receives Your request for cancellation, AAL will refund the greater of any premium paid or the free look value of this certificate. Any annuity payments made will be deducted from this refund. AAL reserves the right to allocate that portion of the single premium amount which would otherwise be allocated to the variable subaccounts to the money market subaccount until the expiration of 15 days from the issue date shown on page 3. At the end of this period, the annuity units of the money market subaccount will be allocated according to the premium allocation percentages You specified in the application.
If returned, this certificate will be void from the beginning.

20 DAY RETURN OF PREMIUM - NO REPLACEMENT

NOTICE OF 20 DAY RIGHT TO CANCEL

READ THIS CERTIFICATE CAREFULLY. Within 20 days after You receive this certificate, You may cancel it for any reason. The certificate must be delivered or mailed with a written request to Your AAL district representative or AAL's service center. Within 7 days after AAL receives Your request for cancellation, AAL will refund the greater of any premium paid or the free look value of this certificate. Any annuity payments made will be deducted from this refund. If returned, your certificate will be void from the beginning.

AAL reserves the right to allocate that portion of the single premium amount which would otherwise be allocated to the variable subaccounts to the money market subaccount until the expiration of 25 days from the issue date shown on page 3. At the end of this period, the annuity units of the money market subaccount will be allocated according to the premium allocation percentages You specified in the application.

10 DAY RETURN OF VALUE - 20 DAY RETURN 0F PREMIUM FOR REPLACEMENTS

NOTICE OF 10 DAY RIGHT TO CANCEL

READ THIS CERTIFICATE CAREFULLY. Within 10 days after You receive this certificate, You may cancel it for any reason. The certificate must be delivered or mailed with a written request to Your AAL district representative or AAL's service center. AAL will refund the free look value of this certificate within 7 days after AAL receives Your request for cancellation. Any annuity payments made will be deducted from this refund. If returned, this certificate will be void from the beginning.

However, if this certificate is replacing another annuity or life insurance policy, You may cancel this certificate by returning it within 20 days after You receive it. In such event, the certificate will be cancelled and any premium paid less any annuity payment(s) made will be refunded. AAL will refund the greater of any premium paid or the free look value of this certificate. Any annuity payments that have been made will be deducted from this refund. AAL reserves the right to allocate that portion of the single premium amount which would otherwise be allocated to the variable subaccounts to the money market subaccount until the expiration of 25 days from the issue date shown on page 3. At the end of this period, the annuity units of the money market subaccount will be allocated according to the premium allocation percentages You specified in the application.


10 DAY RETURN OF VALUE -  20 DAY RETURN 0F VALUE FOR REPLACEMENTS

NOTICE OF 10 DAY RIGHT TO CANCEL

READ THIS CERTIFICATE CAREFULLY. Within 10 days after You receive this certificate, You may cancel it for any reason. The certificate must be delivered or mailed with a written request to Your AAL district representative or AAL's service center. AAL will refund the free look value of this certificate within 7 days after AAL receives Your request for cancellation. Any annuity payments made will be deducted from this refund. If returned, this certificate will be void from the beginning.

However, if this certificate is replacing another annuity or life insurance policy, You may cancel this certificate by returning it within 20 days after You receive it. In such event, the certificate will be cancelled and the free look value of this certificate will be refunded. Any annuity payments made will be deducted from this refund.

10 DAY RETURN OF VALUE - 30 DAY RETURN 0F VALUE FOR REPLACEMENTS

NOTICE OF 10 DAY RIGHT TO CANCEL

READ THIS CERTIFICATE CAREFULLY. Within 10 days after You receive this certificate, You may cancel it for any reason. The certificate must be delivered or mailed with a written request to Your AAL district representative or AAL's service center. AAL will refund the free look value of this certificate plus any certificate fees within 7 days after AAL receives Your request for cancellation. Any annuity payments made will be deducted from this refund. If returned, this certificate will be void from the beginning.

However, if this certificate is replacing another annuity or life insurance policy, You may cancel this certificate by returning it within 30 days after You receive it. In such event, the certificate will be cancelled and the free look value of this certificate plus any certificate fees will be refunded. Any annuity payments made will be deducted from this refund.

10 DAY RETURN OF PREMIUM - 20 DAY RETURN 0F PREMIUM FOR REPLACEMENTS

NOTICE OF 10 DAY RIGHT TO CANCEL

READ THIS CERTIFICATE CAREFULLY. Within 10 days after You receive this certificate, You may cancel it for any reason. The certificate must be delivered or mailed with a written request to Your AAL district representative or AAL's service center.

However, if this certificate is replacing another annuity or life insurance policy, You may cancel this certificate by returning it within 20 days after You receive it. In such event, the certificate will be cancelled and any premium paid less any annuity payment(s) made will be refunded. AAL reserves the right to allocate that portion of the single premium amount which would otherwise be allocated to the variable subaccounts to the money market subaccount until the expiration of 15 days (25 days when replacing another annuity or life insurance policy) from the issue date shown on page 3. At the end of this period, the annuity units of the money market subaccount will be allocated according to the premium allocation percentages You specified in the application.

In either event, within 7 days after AAL receives your request for cancellation, AAL will refund the greater of any premium paid or the free look value of this certificate. Any annuity payments made will be deducted from this refund. If returned, this certificate will be void from the beginning.

10 DAY RETURN OF VALUE

UPON WRITTEN REQUEST, AAL WILL PROVIDE YOU WITHIN A REASONABLE TIME FACTUAL INFORMATION REGARDING THE BENEFITS AND PROVISIONS OF YOUR ANNUITY CONTRACT. IF FOR ANY REASON YOU ARE NOT SATISFIED WITH YOUR ANNUITY CONTRACT, YOU MAY RETURN THE ANNUITY CONTRACT WITHIN TEN DAYS AFTER THE CONTRACT IS DELIVERED AND RECEIVE A REFUND OF THE FREE LOOK VALUE OF THE CERTIFICATE.


30 DAY RETURN OF VALUE

IMPORTANT

YOU HAVE PURCHASED A VARIABLE ANNUITY CONTRACT. CAREFULLY REVIEW IT FOR LIMITATIONS.

THIS CERTIFICATE MAY BE RETURNED WITHIN 30 DAYS FROM THE DATE YOU RECEIVED IT FOR A REFUND OF THE FREE LOOK VALUE OF THE CERTIFICATE PLUS ANY CERTIFICATE FEES ON THE DAY THE CERTIFICATE IS RECEIVED BY AAL'S SERVICE CENTER OR THE DISTRICT REPRESENTATIVE WHO SOLD YOU THIS CERTIFICATE. IF RETURNED, THIS CERTIFICATE WILL BE VOID FROM THE BEGINNING.

Other State Variations to the Front Cover

Added: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

Added: Accumulated values allocated to the variable account under this contract are not covered by an insurance guaranty fund or other solvency protection arrangement because this contract is a contract under which the risk is borne by the certificateholder.

Added: Accumulated values allocated to the variable account under this contract are not covered by an insurance guaranty fund or other solvency protection arrangement because this contract is a contract under which the risk is borne by the certificateholder.

State Variation to section 6.2 Surrender

Added: Your request must include all of but not more than the following: A clear request for surrender; The certificate number of the certificate to be surrendered; The name of the annuitant on the certificate to be surrendered; The signature of the owner of the certificate and, if applicable, the signature of any collateral assignee, irrevocable beneficiary, or other person having an interest in the certificate through a legally binding document; and The certificate itself. If the certificate has been lost or destroyed, You must provide us with a signed statement attesting that the certificate is lost or destroyed.